UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ALLISON TRANSMISSION HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Supplement to Definitive Proxy Statement for the Annual Meeting of
Stockholders to be Held May 6, 2020

The following Notice of Change to Virtual-Only Format for Annual Meeting of Stockholders (the “Notice”) supplements and relates to our definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2020 regarding the 2020 Annual Meeting of Stockholders of Allison Transmission Holdings, Inc. to be held on Wednesday, May 6, 2020 at 1:00 p.m. Eastern Time. This supplement to the proxy statement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 24, 2020.

Except as supplemented by the information contained in this supplement, all of the information set forth in the proxy statement continues to apply and should be considered in voting your shares.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

ALLISON TRANSMISSION HOLDINGS, INC.
One Allison Way
 Indianapolis, Indiana 46222

NOTICE OF CHANGE TO VIRTUAL-ONLY FORMAT FOR ANNUAL MEETING OF
STOCKHOLDERS OF allison transmission HOLDINGS, INC.
To Be Held On May 6, 2020

To Our Stockholders:

In the interest of the health and safety of our stockholders, employees and communities, and in light of further developments regarding COVID-19 and recent guidance from the Centers for Disease Control and Prevention, the World Health Organization, and federal, state and local public health authorities, NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders of Allison Transmission Holdings, Inc. (the “2020 Annual Meeting”) will now be held by remote communication in a virtual-only format, via a live webcast, instead of as an in-person meeting. Stockholders will not be able to physically attend the 2020 Annual Meeting.

The 2020 Annual Meeting will be held on Wednesday, May 6, 2020 at 1:00 p.m. Eastern Time, as previously scheduled.  Holders of our common stock at the close of business on March 9, 2020, the record date, are entitled to participate in the 2020 Annual Meeting.  In order to attend the 2020 Annual Meeting, stockholders will be required to register in advance at http://viewproxy.com/allisontransmission/2020/.  If you are a beneficial owner, meaning that you hold your shares through a bank, broker or other nominee, you must provide a copy of your legal proxy that you have obtained from your bank, broker or other nominee when you register. Registration will close at 11:59 p.m. Eastern Time on Sunday, May 3, 2020.

If properly registered, stockholders will be able to log into the virtual meeting platform on Wednesday, May 6, 2020 by visiting http://viewproxy.com/allisontransmission/2020/VM and providing the log-on information obtained during the registration process. During the 2020 Annual Meeting, stockholders may vote and ask questions about the matters being voted on at the meeting by following the instructions available on the virtual meeting website.

Online access to the 2020 Annual Meeting will begin at 12:45 p.m. Eastern Time on May 6, 2020 to allow time to log-in and test your device’s audio system.  We encourage you to access the 2020 Annual Meeting in advance of the designated start time.

Whether or not you plan to attend the 2020 Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the meeting that were previously provided to you. If you have already voted, you do not need to vote again. The notice of internet availability of proxy materials, proxy card or voting instruction form included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the 2020 Annual Meeting.

Beginning 15 minutes prior to, and during, the 2020 Annual Meeting, support will be available to assist stockholders with any technical difficulties they may have accessing or participating in the virtual meeting. If you encounter any technical difficulties, please call 866.612.8937 or submit any questions to virtualmeeting@viewproxy.com for assistance.

Please note that we intend to return to in-person annual stockholder meetings after the COVID-19 outbreak is resolved.

By Order of the Board of Directors

Eric C. Scroggins
Vice President, General Counsel and Secretary

April 24, 2020

The Annual Meeting on May 6, 2020, at 1:00 p.m. Eastern Time, will be accessible at http://viewproxy.com/allisontransmission/2020/VM to stockholders who have registered in advance as described above. Our Proxy Statement and 2019 Annual Report to Stockholders are available at www.proxyvote.com.

Allison Transmission Announces Change to Virtual-only Format for 2020 Annual Meeting of Stockholders

INDIANAPOLIS, April 24, 2020—Allison Transmission Holdings, Inc. (NYSE: ALSN) today announced a change in the location of its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). In the interest of the health and safety of its stockholders, employees and communities, and in light of further developments regarding COVID-19 and recent guidance from the Centers for Disease Control and Prevention, the World Health Organization, and federal, state and local public health authorities, the Annual Meeting will now be held by remote communication in a virtual-only format, via a live webcast. Stockholders will not be able to physically attend the Annual Meeting.

The Annual Meeting will be held on Wednesday, May 6, 2020 at 1:00 p.m. Eastern Time, as previously scheduled.  Holders of Allison Transmission common stock at the close of business on March 9, 2020, the record date, are entitled to participate in the Annual Meeting.  In order to attend the Annual Meeting, stockholders will be required to register in advance at http://viewproxy.com/allisontransmission/2020/.  Beneficial owners whose shares are held through a bank, broker or other nominee must provide a copy of a legal proxy that they have obtained from their bank, broker or other nominee when they register. Registration will close at 11:59 p.m. Eastern Time on Sunday, May 3, 2020.

If properly registered, stockholders will be able to log into the virtual meeting platform on Wednesday, May 6, 2020 by visiting http://viewproxy.com/allisontransmission/2020/VM and providing the log-on information obtained during the registration process. During the Annual Meeting, stockholders may vote and ask questions about the matters being voted on at the meeting by following the instructions available on the virtual meeting website.

Online access to the Annual Meeting will begin at 12:45 p.m. Eastern Time on May 6, 2020 to allow time to log-in.  Stockholders are encouraged to access the Annual Meeting in advance of the designated start time.

Additional information regarding accessing and participating in the virtual Annual Meeting can be found in the supplemental proxy materials filed by Allison Transmission with the Securities and Exchange Commission on April 24, 2020 and on Allison Transmission’s Investor Relations website at http://ir.allisontransmission.com.

Whether or not stockholders plan to attend the Annual Meeting, they are urged to vote and submit their proxy in advance of the meeting by one of the methods described in the proxy materials for the meeting. Stockholders that have already voted do not need to vote again. The notice of internet availability of proxy materials, proxy card or voting instruction form included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used by stockholders to vote their shares in connection with the Annual Meeting.

If participants encounter any difficulties accessing or participating in the virtual meeting during the check-in or meeting time, they should call 866.612.8937 or submit any questions to virtualmeeting@viewproxy.com for assistance.

Allison Transmission intends to return to in-person annual stockholder meetings after the COVID-19 outbreak is resolved.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is the world’s largest manufacturer of fully automatic transmissions for medium- and heavy-duty commercial vehicles and medium- and heavy-tactical U.S. defense vehicles, as well as a supplier of commercial vehicle propulsion solutions, including electric hybrid and fully electric propulsion systems. Allison products are used in a wide variety of applications, including on-highway trucks (distribution, refuse, construction, fire and emergency), buses (school, transit and coach), motorhomes, off-highway vehicles and equipment (energy, mining and construction applications) and defense vehicles (wheeled and tracked). Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA. With a market presence in more than 80 countries, Allison has regional headquarters in the Netherlands, China and Brazil with manufacturing facilities in the U.S., Hungary and India. Allison also has approximately 1,500 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

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Press Contact
Claire Gregory
Director of Communications and Media Relations
317-242-7928
Claire.Gregory@allisontransmission.com

Raymond Posadas
Director of Investor Relations
ir@allisontransmission.com
(317) 242-3078